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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Republic Bancorp Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2003

     NOTICE IS HEREBY GIVEN that Republic Bancorp Inc.’s 2003 annual meeting of stockholders will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan, at 9:00 a.m., local time, on Wednesday, April 23, 2003, for the following purposes:

•	To elect 21 directors of Republic for one-year terms expiring at the next annual meeting of stockholders and upon the election and qualification of their successors or upon their earlier resignation or removal.

•	To ratify and amend the Republic Bancorp Inc. Directors Compensation Plan.

•	To conduct such other business as may properly come before this meeting or any adjournments or postponements of the meeting.

     Your Board of Directors is not aware of any other business to come before this meeting.

     The close of business on March 5, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournments or postponements thereof. Republic common stock constitutes the only security whose holders are entitled to vote at this meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting. A list of Republic stockholders entitled to vote at this meeting will be available for examination at the meeting.

     You may revoke your proxy at any time prior to its exercise. Any stockholder of record present at the meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the meeting. See “General Information About Voting” in the accompanying proxy statement.

     This notice and the accompanying proxy statement were first mailed to our stockholders on or about March 21, 2003. They were prepared by management for your Board of Directors and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the meeting. They describe in more detail the matters to be acted upon at the meeting and your voting rights with respect to such matters. Please review them carefully.

By order of the Board of Directors,

March 21, 2003	Thomas F. Menacher Corporate Secretary

It is important that your shares be represented at the meeting, even if you expect to attend.
PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

GENERAL INFORMATION ABOUT VOTING

     Unless you instruct otherwise, your proxies will vote FOR each of the 21 director nominees nominated by your Board of Directors, FOR the ratification and amendment of our Directors Compensation Plan, and in their discretion on every other matter considered at the meeting.

Who can vote?

     You can vote your shares of common stock at the meeting if our records show that you owned the shares on March 5, 2003. A total of 57,400,302 shares of common stock can vote at the meeting.

How many votes do I have?

     On each matter considered at the meeting, other than the election of directors, you will have one vote for each of your shares of common stock.

     Voting for the election of directors will be cumulative. This means that you are entitled to a number of votes in the election of directors equal to 21 (the total number of directors to be elected) multiplied by the number of shares you are entitled to vote. For example, if you are entitled to vote 100 shares then you will have 2,100 votes in the election of directors (100 shares x 21 directors to be elected = 2,100). You may cast all of your votes for one candidate, or you may distribute these votes among the nominees as you want. However, unless you otherwise indicate on your proxy card your votes will be distributed equally among the nominees. Discretionary authority to cumulate votes is solicited.

How do I vote?

     You can vote on matters that are properly presented at the meeting in four ways:

•	You can come to the meeting and cast your vote there; or

•	You can vote by signing and returning the enclosed proxy card in the enclosed envelope; or

•	You can vote by phone by calling toll-free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, entering the control number located in the upper left hand portion of the enclosed proxy card, and following the instructions on the enclosed proxy card; or

•	You can vote by Internet at http://www.eproxyvote.com/rbnc. Enter the control number located on the enclosed proxy card and follow the instructions provided.

     If you sign and return the enclosed proxy card or vote by telephone or the Internet, the proxies named on the enclosed proxy card will vote your shares of common stock as you instruct. If you do not vote on a proposal, your proxies will vote for you on that proposal. Unless you instruct otherwise, your proxies will vote FOR each of the 21 director nominees nominated by your Board of Directors, FOR the ratification and amendment of our Directors Compensation Plan, and in their discretion on every other proposal considered at the meeting.

How do I vote if my shares are held in “street name”?

     If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

Can I revoke my proxy or change my vote?

     Yes. If your shares are held in your name and not through a broker, bank or other nominee, then you can change your vote at any time before your proxy is voted at the meeting. You can do this in three ways: First, you can send a written statement that you would like to revoke your proxy. Second, you can send a new proxy card. You should send your revocation or new proxy card to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. Third, you can attend the meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker, bank or other nominee to vote your shares, then you must follow their directions for changing those instructions.

How are votes counted?

     We will hold the meeting if holders of a majority of the shares of common stock entitled to vote are represented by proxy or in attendance at the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee by April 22, 2003 how to vote your shares (so-called “broker nonvotes”), then the nominee can vote them as it sees fit only on matters that are determined to be routine and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

     Except for the election of directors, any action taken by a vote of our stockholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the action.

ELECTION OF DIRECTORS

     Your Board of Directors, which will consist of 21 members, will be elected at the annual meeting. The individuals who are elected as directors at this meeting will hold office for a term expiring at the next annual meeting of stockholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

     Your Board of Directors recommends that you vote FOR the election of each of the 21 director nominees nominated by your Board of Directors.

     The 21 nominees receiving the highest number of votes will be elected directors. With the exception of Messrs. Benz, Eckhold, Lutz and Rands, all of the nominees are currently directors of Republic. Each of the persons named below has agreed to serve as a director if elected. The ages listed for the director nominees are as of March 5, 2003. Biographical information concerning the director nominees is presented after the following table.

			Officer/
Name	Position	Age	Director Since

Jerry D. Campbell	Chairman of the Board	62	1985
Dana M. Cluckey	President, Chief Executive Officer and Director	43	1986/1995
George J. Butvilas	Vice Chairman of the Board	57	1990(1)
Lee E. Benz	(2)	57	(2)
Mary P. Cauley	Director	55	1998(1)
Richard J. Cramer, Sr.	Director	62	1990
Dr. George A. Eastman	Director	68	1990
Barry J. Eckhold	Senior Vice President and Chief Credit Officer(2)	56	1991/(2)
Gary Hurand	Director	56	1990
Dennis J. Ibold	Director	54	1993
Stanley A. Jacobson	Director	52	1996(1)
John J. Lennon	Director	66	1993
Milton F. Lutz II	(2)	56	(2)
Sam H. McGoun	Director	63	1990
Kelly E. Miller	Director	48	1990
Randolph P. Piper	Director	54	1982(1)
Dr. Isaac J. Powell	Director	62	1998
William C. Rands III	(2)	59	(2)
B. Thomas M. Smith, Jr.	Director	68	1995(1)
Dr. Jeoffrey K. Stross	Director	61	1993
Steven E. Zack	Director	52	1996(1)

(1)	Date shown is year in which the named individual became a director of D&N Financial Corporation. Each such individual became a director of Republic effective May 17, 1999 upon completion of the merger of Republic and D&N.

(2)	Each nominee has been a director of Republic Bank, a wholly-owned subsidiary of Republic, for at least five years.

     Jerry D. Campbell has served as Chairman of the Board of Republic since it was organized and served as Chief Executive Officer from April 1986 to January 2000. From April 1986 to January 1996, Mr. Campbell also served as President of Republic. Mr. Campbell is a director of Magna Entertainment Corporation, which is a publicly-held company. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan.

     Dana M. Cluckey has served as President and Chief Executive Officer of Republic since January 2000, and served as President and Chief Operating Officer from January 1996 to January 2000. He has been employed by Republic since September 1986. From November 1992 to January 1996 he was Executive Vice President and Treasurer of Republic, from October 1987 to November 1992 he was the Chief Financial Officer of Republic and from September 1986 to October 1987 he was the Controller of Republic and Cashier of Republic Bank. Mr. Cluckey has a B.B.A. degree from The University of Michigan and is a Certified Public Accountant.

     George J. Butvilas has served as Vice Chairman of the Board of Republic since May 1999. He served as President and Chief Executive Officer of D&N Bank from 1991 to February 2000. Prior to joining D&N Bank, he served most recently as Executive Vice President and Director of Boulevard Bancorp, Inc. of Chicago, Illinois. A graduate of the U.S. Naval Academy, he has a M.B.A. degree from the Illinois Institute of Technology and graduated from the Advanced Management Program of the Harvard University Graduate School of Business.

     Lee E. Benz has been the President and Owner of Benz Insurance Agency, Inc. of Ann Arbor, Michigan since 1970. Mr. Benz is also owner and manager of Benz Enterprises, a company based in Michigan which owns and operates real estate and develops land. He is General Partner of Big Pine Management Company, which owns and operates commercial properties. He is also owner and Co-manager of Goods of the World, an importing/exporting company. Mr. Benz is a director of the Avalon Fund of Maryland, Inc., a mutual fund. Mr. Benz has a B.B.A. and an M.B.A. degree from The University of Michigan.

     Mary P. Cauley has been an attorney with Plunkett & Cooney of Detroit, Michigan since 1987, and a partner of that firm since 1995. Her legal specialties are labor law and employment defense. She has a B.S. degree from Northern Michigan University, a M.A. degree from the University of Northern Colorado, and a J.D. degree cum laude from the Detroit College of Law.

     Richard J. Cramer, Sr. is President of Dee Cramer, Inc., sheet metal, heating and air conditioning contractors located in Flint, Michigan, where he has been employed since 1964. Mr. Cramer has a B.S. degree from the University of Notre Dame and a M.S. degree from Michigan State University.

     Dr. George A. Eastman is an Orthodontic Consultant. Dr. Eastman previously had a private practice in Flint, Michigan since 1963. Dr. Eastman has a M.S. degree from The University of Michigan and a D.D.S. degree from The University of Michigan.

     Barry J. Eckhold has been Senior Vice President and Chief Credit Officer of Republic Bancorp Inc. since January 1999 and Vice President and Chief Credit Officer from 1991 to January 1999. Mr. Eckhold also serves as Vice Chairman, President and Chief Executive Officer of Republic Bank. He has been employed by Republic since November 1984. He has a B.A. from Michigan State University and an M.B.A. from Eastern Michigan University.

     Gary Hurand is President of Dawn Donut Systems, Inc. located in Flint, Michigan and has served in that capacity since 1971. Mr. Hurand is a Trustee of BRT Realty Trust, a publicly-held company located in Great Neck, New York. Mr. Hurand has a B.A. degree from Michigan State University.

     Dennis J. Ibold is President of Petersen & Ibold (attorneys at law) of Chardon, Ohio and has been with the firm since 1973. Mr. Ibold has a B.A. degree from Marquette University and a J.D. degree from Cleveland State University.

     Stanley A. Jacobson is an attorney and has been active in southeastern Michigan real estate developments for his own account and in association with Mark Jacobson & Associates, Inc. since 1986. Mr. Jacobson was President since 1989, and a director since 1975, of Macomb Federal Savings Bank until its merger with D&N Bank in 1996. He has a B.B.A. degree from The University of Michigan, a M.B.A. degree from New York University, and a J.D. degree from the University of Detroit Law School.

     John J. Lennon is a consultant. From 1977 to 1987, Mr. Lennon was Chairman and Chief Executive Officer of White Engines, Inc. of Canton, Ohio.

     Milton F. Lutz, II is Chairman of Midbrook, Inc. since 2002. He has also been President/Founder of Midbrook, Inc. since 1976. He is also Chairman of Midbrook do Brasil, S.A. and was President of Valiant-Elan, Inc. from 1998 until 2001. Mr. Lutz has a Bachelors degree from Michigan State University and a J.D. from Wayne State University.

     Sam H. McGoun is a Senior Vice President with Bosquett & Co., an insurance agency and risk management advisory company in southeastern Michigan. He has served in this capacity since October 2001. From April 2000 to October 2001, Mr. McGoun was a Senior Account Executive with Griffin, Smalley & Wilkerson Inc., an insurance agency. From 1985 to April 2000, Mr. McGoun was President and Chief Executive Officer of Willis Corroon Corporation of Michigan, Inc., an insurance agency. Mr. McGoun has a B.S. degree from Miami University of Ohio.

     Kelly E. Miller is President and Chief Executive Officer of Miller Exploration Company, a publicly-held oil and gas exploration and production company headquartered in Traverse City, Michigan, and has served in this capacity since its founding in 1997. Mr. Miller was also President of Miller Oil Corporation, a venture capital company concentrating in the oil and gas industry, from 1986 through 1997. Mr. Miller has B.S. and B.B.A. degrees from the University of Oklahoma.

     Randolph P. Piper has been an attorney at law in Flint, Michigan for over 25 years. He was a director of First Federal Savings and Loan Association of Flint from 1979 until its merger with D&N Bank in 1982. He has a B.A. degree from Albion College and a J.D. degree from the University of Detroit Law School.

     Dr. Isaac J. Powell is board certified in urology and has practiced medicine since 1974. Since 1997, Dr. Powell has been an Associate Professor in Urology at the Karmanos Cancer Institute. He has also been Assistant Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital, Allen Park, Michigan. He has a B.S. degree from The University of Michigan, and a M.S. degree from Howard University Graduate School. He is a graduate of the Indiana University Medical School.

     William C. Rands, III is General Partner of Sagres Partners L.P. and has served in that capacity since 1983. He has a B.A. from Yale University.

     B. Thomas M. Smith, Jr. was a consultant for ITT Corporation, a multi-national conglomerate headquartered in New York, from January 1996 to December 1996 and is now retired. Prior to that, he served as Vice President and Director of Corporate Purchasing for ITT Corporation from 1988 to 1995. He has a B.A. degree from Kalamazoo College and a M.A. degree from Michigan State University.

     Dr. Jeoffrey K. Stross is a Professor of Internal Medicine, University Medical Center, The University of Michigan and has served in this capacity since 1987. He has a B.S. degree from The University of Michigan and a M.D. degree from The University of Michigan.

     Steven E. Zack has served as Chairman of Global Commercial Credit, a specialty insurance firm in Franklin, Michigan, since January 2001 and served as President from March 1996 to January 2001. Mr. Zack has also served as Executive Vice President of Lubin, Schwartz and Goldman, a Michigan retail insurance broker, since September 2000. From May 1994 to September 2000, he served as Executive Vice President of J.A. Versical & Associates, Inc. From May 1992 to May 1994, he served as an independent insurance consultant. Mr. Zack was a director of Macomb Federal Savings Bank from 1989 until its merger with D&N Bank in 1996. He has B.S. and B.A. degrees from Michigan State University.

     No director nominee, director, or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of our subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers and any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director or an executive officer of Republic or any of its subsidiaries.

     Messrs. Campbell, Cluckey, Butvilas and Eckhold are the only directors of Republic who are also employees of Republic or a subsidiary of Republic.

     No director or executive officer of Republic is a party to any material legal proceedings, or has a material interest in any such legal proceedings that is adverse to Republic or any of its subsidiaries.

     If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the original director nominees might be unable to serve, if elected.

Board Committees and Meetings

     Your Board of Directors conducts its business through its meetings and through the activities of its committees. During 2002, your Board of Directors had three standing committees as follows:

Name of Committee
And Members		Function of the Committee	Meetings in 2002

Executive Committee:

Jerry D. Campbell,	•	Meets in place of full Board on special	9
Chairperson		issues or when entire Board does not
George J. Butvilas		convene
Dana M. Cluckey	•	May act on behalf of full Board on all but
Howard J. Hulsman		major corporate matters
Gary Hurand	•	All actions taken by this committee are
Dennis J. Ibold		reported at next meeting of full Board
Jeoffrey K. Stross

Audit Committee:	•	Reviews audited financial statements with	4
Howard J. Hulsman,		management
Chairperson	•	Confers with independent certified public
Stanley A. Jacobson,		accountants and internal audit department
Vice Chairperson		regarding scope of examinations
Richard J. Cramer	•	Reviews qualifications and reports of
George A. Eastman		independent certified public accountants
Gary Hurand		and internal auditors
John J. Lennon	•	Reviews recommendations about internal
Sam H. McGoun		controls
Steven E. Zack	•	Recommends selection of independent
certified public accountants to Board
	•	Reviews compliance with Republic’s
conflict of interest policy
	•	Reviews independence of independent
certified public accountants

Name of Committee
And Members		Function of the Committee	Meetings in 2002

Personnel, Compensation and Nominating Committee:	•	Advise Board on tenure, potential	2
conflicts of interests and related
Jeoffrey K. Stross,		director matters
Chairperson	•	Approves standards for setting executive
Dennis J. Ibold,		compensation levels
Vice Chairperson	•	Recommends executive compensation to Board
Jerry D. Campbell	•	Grants awards under Republic’s Incentive
Mary P. Cauley		Stock Plan and Stock Plans and makes
Howard J. Hulsman		recommendations to Board when full Board
approval required
	•	Reviews senior management development and
evaluation

     On January 16, 2003, the Board of Directors established a Corporate Governance and Nominating Committee. Dennis J. Ibold is the Chairperson of this committee, with John J. Lennon and Steven E. Zack as committee members. The Corporate Governance and Nominating Committee will perform the following functions:

•	Advise the Board on tenure, potential conflicts of interest and related director matters

•	Administer corporate governance principles and codes of corporate conduct

•	Consider all director nominee recommendations

•	Administer Directors Compensation Plan

•	Director development and evaluation

     A total of four meetings of your Board of Directors were held in 2002. No incumbent director attended fewer than 75% of the total meetings of your Board of Directors and committees on which such director served during 2002, except for Mr. Powell who attended 50% of the meetings.

     The Corporate Governance and Nominating Committee will consider director nominees recommended by security holders. Recommendations should be submitted in writing and a reasonable time before we mail our proxy materials for the applicable meeting of stockholders. We recommend that any such recommendations for next year’s annual meeting be submitted to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867, on or before February 5, 2004.

Director compensation

     Directors who are also officers do not receive additional compensation for their service as directors. In 2002, compensation for non-employee directors included the following:

•	an annual retainer consisting of a warrant to acquire 1,500 shares of Republic common stock at fair market value on the date the warrant is issued;

•	$800 for each Board meeting attended;

•	$600 for each Board committee meeting not held in conjunction with a Board or another committee meeting; and

•	$300 for each Board committee meeting held in conjunction with a Board or another committee meeting.

     Assuming the ratification and amendment of our Directors Compensation Plan receives stockholder approval at this annual meeting, then, beginning with this annual meeting, and in lieu of the above described warrant, each non-employee director will receive an annual retainer, payable in shares of Republic common stock, equal to $10,000.

     All director compensation is payable in Republic common stock under the Republic Bancorp Inc. Directors Compensation Plan.

RATIFICATION AND AMENDMENT OF DIRECTORS COMPENSATION PLAN

General

     In 1993 your Board of Directors adopted, and you approved, the Republic Bancorp Inc. Directors Compensation Plan.

     Your Board of Directors has approved an amendment to the Directors Compensation Plan that would increase the maximum number of shares and warrants that could be issued under the plan, including all of the shares and warrants issued under the plan to date, to 600,000. A copy of the plan as so amended is attached to this proxy statement as Annex A.

     Your Board of Directors recommends that you vote FOR the ratification and amendment of the Directors Compensation Plan.

     If a majority of the shares of common stock entitled to vote at the meeting are voted FOR the amendment, then the amendment will be approved.

Summary of the Plan

     Here is a summary of the significant terms of the Directors Compensation Plan, as amended:

Total number of securities covered	600,000 shares (including all shares and warrants issued to date).

Administration	Your Board of Directors’ Corporate Governance and Nominating Committee will administer this plan.

Eligible persons	Non-employee directors of Republic with respect to the annual retainer, and non-employee directors of Republic and its subsidiaries with respect to meeting fees.

Types of awards	From 1993 to 2002, all meeting fees were paid in stock and non-employee directors of Republic received a warrant to purchase shares of Republic common stock for their annual retainer fee. Commencing on April 23, 2003, all meeting fees and the annual retainer paid to non-employee directors of Republic will be paid in stock. Subject to the restriction set forth in the plan, the amount of any award may be adjusted by the board.

Meeting fee shares	Shares are awarded April and October of each year, with the number of shares awarded dependent upon the number of board and committee meetings attended during the preceding six month period. The value of the shares awarded is based on the average closing sale price of Republic common stock for a two week period in September and March of each year.

Annual retainer shares	Shares with a value of $10,000 are awarded at the annual organizational meeting of the board that follows the annual meeting of shareholders. The value of the shares awarded is based on the closing stock price of Republic common stock on the date of such annual organizational meeting.

Warrant exercise price	Generally the closing price of Republic’s common stock on the date the warrant is granted.

Duration of warrants	Generally 10 years, but could be a shorter period.

Exercise of warrants	The holder of a warrant can choose to pay the exercise price of the warrant in cash, with Republic’s common stock (valued at the closing price of the common stock on the exercise date) or by a cashless exercise. In a cashless exercise, the warrant holder irrevocably instructs his or her stockbroker to sell the shares to be acquired upon exercise of the warrant and pay the exercise price to Republic.

Transferability	A warrant is not transferable except by will or by intestate succession. Stock is freely tradeable, subject to any restrictions imposed by applicable securities laws.

Term of Plan	This plan does not have a stated termination date. However, the board may terminate the plan at any time.

     The foregoing summary of the Directors Compensation Plan is qualified in its entirety by the terms of the plan, a copy of which is attached to this proxy statement as Annex A.

EXECUTIVE OFFICERS

     During 2002, your executive officers consisted of the persons named below. Your executive officers are elected annually and serve at the pleasure of your Board of Directors.

Name	Age	Current Position

Jerry D. Campbell	62	Chairman of the Board
Dana M. Cluckey	43	President and Chief Executive Officer
Barry J. Eckhold	56	Senior Vice President and Chief Credit Officer
Thomas F. Menacher	46	Executive Vice President, Treasurer, Chief Financial Officer and Corporate Secretary

     For information with respect to Messrs. Campbell, Cluckey and Eckhold, see “Election of Directors”.

     Thomas F. Menacher has served as Executive Vice President, Treasurer and Chief Financial Officer of Republic for four years and Senior Vice President, Treasurer and Chief Financial Officer for more than five years. On March 1, 2001, he was appointed Corporate Secretary of Republic.

Summary Compensation Table

     The following table shows the compensation paid in all capacities by Republic and its subsidiaries during 2002, 2001 and 2000 to the Chief Executive Officer of Republic and the three other executive officers of Republic in 2002.

				Long-Term
	Annual Compensation			Compensation Awards

				Restricted		Stock	All Other
Name and Principal		Salary	Bonus	Stock Award(s)		Options	Compensation
Position during 2001	Year	($)	($)(1)	($)(2)		(#)(3)	($)(4)

Jerry D. Campbell	2002	160,000	167,876	55,959	(5)	27,500	5,500
Chairman of the Board	2001	150,000	246,094	82,031	(6)	24,200	5,250
	2000	100,000	—	—		13,309	5,250

Dana M. Cluckey	2002	330,000	835,710	278,570	(5)	88,000	5,500
President and	2001	315,000	1,101,562	367,188	(6)	110,013	5,250
Chief Executive Officer	2000	300,000	320,667	106,883	(8)	103,151	5,250

Barry J. Eckhold	2002	195,000	580,780	193,593	(5)	27,500	5,500
Senior Vice President,	2001	185,000	778,815	259,605	(6)	43,463	5,250
Chief Credit Officer	2000	175,000	476,426	158,797	(8)	63,221	5,250

Thomas F. Menacher	2002	160,000	542,678	180,892	(5)	44,000	5,500
Executive Vice President,	2001	150,000	685,547	291,641	(7)	45,931	5,250
Treasurer, CFO, and	2000	140,000	182,839	60,941	(8)	69,876	5,250
Corporate Secretary

(1)	Includes compensation deferred under Republic’s deferred compensation plan. Mr. Cluckey and Mr. Menacher deferred $10,000 and $192,678 of the 2002 bonus, respectively.

(2)	At December 31, 2002, Mr. Campbell owned 7,569 shares of restricted stock worth $89,087, Mr. Cluckey owned 33,884 shares of restricted stock worth $398,815, Mr. Eckhold owned 23,955 shares of restricted stock worth $281,950 and Mr. Menacher owned 27,137 shares of restricted stock worth $319,402. Messrs. Campbell, Cluckey, Eckhold and Menacher are entitled to dividends paid on such shares of restricted stock.

(3)	Includes tandem stock options issued during 2001 and 2000 under Republic’s Voluntary Management Stock Accumulation Program, which allows each key employee to make annual elections to acquire up to 16,638 shares of Republic common stock. For each share purchased by a participant, two tandem options are granted. There were no purchases of shares under the Voluntary Management Stock Accumulation Program during 2002.

(4)	Amounts shown consist of sums paid as matching contributions to the accounts of Messrs. Campbell, Cluckey, Eckhold and Menacher under Republic’s tax-deferred savings plan.

(5)	Amount shown represents the value of shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher on January 24, 2003 at the closing price for Republic common stock of $12.09 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2002 was paid in restricted stock. Such shares vest in January 2004. The stock is granted under the terms of Republic’s Incentive Stock Plan.

(6)	Amount shown represents the value of shares of restricted stock issued to Messrs. Campbell, Cluckey and Eckhold on February 21, 2002 at the closing price for Republic common stock of $11.92 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2001 was paid in restricted stock. Such shares vested in February 2003. The stock was granted under the terms of Republic’s Incentive Stock Plan.

(7)	Amount shown includes the value of 21,087 shares of restricted stock issued to Mr. Menacher on February 21, 2002 at the closing price for Republic common stock of $11.92 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2001 was paid in restricted stock. Such shares vested in February 2003. The stock was granted under the terms of Republic’s Incentive Stock Plan. In addition, the amount shown includes the value of 6,050 shares of restricted stock issued on February 15, 2001. The 6,050 shares vest in February 2005.

(8)	Amount shown represents the value of shares of restricted stock issued to Messrs. Cluckey, Eckhold and Menacher on February 15, 2001 at the closing price for Republic common stock of $11.48 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2000 was in restricted stock. Such shares vested in February 2002. The stock was granted under the terms of Republic’s Incentive Stock Plan.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth certain information concerning stock options granted to Republic’s executive officers in 2002.

		Percentage of
	Number of	Total Options			Grant Date
	Shares	Granted to	Exercise or		Present
	Underlying	Employees in	Base Price	Expiration	Value
Name	Options	Fiscal Year	($/Share)	Date	($)(1)

Jerry D. Campbell	27,500	6.32%	10.84	02/2012	105,506
Dana M. Cluckey	88,000	20.22%	10.84	02/2012	337,620
Barry J. Eckhold	27,500	6.32%	10.84	02/2012	105,506
Thomas F. Menacher	44,000	10.11%	10.84	02/2012	168,810

(1)	The value of each grant was estimated to be $3.84 per share on the date of grant using the Black-Scholes Option pricing model with the following assumptions: expected volatility of 46.4%; risk-free interest rate of 4.16% (based on returns available through U.S. Treasury bonds); dividend yield of 2.85% paid through expiration; an expected life of the option of 4.8 years; and time to exercise of 10 years. The grant date present values are net of exercise price, but before deduction of taxes associated with exercise. These amounts are based on a pricing model only and do not represent Republic’s estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which benefits all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on future performance of the common stock, overall market conditions and the option holders’ continued employment through vesting periods, if applicable. All options issued were under Republic’s 1998 Stock Option Plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table sets forth certain information concerning the number and value of stock options exercised during 2002, and held at December 31, 2002, by your executive officers.

			Number of	Value of
			Shares Underlying	Unexercised
			Unexercised	In-the-Money
	Number of	Value	Options at	Options at
	Shares	Realized	Fiscal Year-End	Fiscal Year-End
	Acquired	(pre-tax) (1)	Exercisable/	Exercisable/
Name	on Exercise	($)	Unexercisable	Unexercisable ($)(2)

Jerry D. Campbell	—	—	279,963 / 75,180	748,028 / 150,477
Dana M. Cluckey	—	—	327,511 / 268,077	884,116 / 540,119
Barry J. Eckhold	—	—	136,735 / 122,143	324,310 / 295,888
Thomas F. Menacher	—	—	104,735 / 143,610	270,047 / 328,826

(1)	For purposes of this column, “value” is determined for each exercised by subtracting the exercise price from the sales price received by the particular officer for Republic common stock on the exercise date.

(2)	For purposes of this column, “value” is determined for each unexercised by subtracting the aggregate exercise price for the option shares from the closing price for Republic common stock on The Nasdaq Stock Market® of $11.77 as of December 31, 2002.

Equity Compensation Plan Information

Number of
	Number of		securities remaining
	securities to be		available for future
	issued upon	Weighted-average	issuance under
	exercise of	price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights (a)	and rights (b)	in column(a))

Equity compensation plans approved by security holders	4,112,323	$8.58	1,060,274
Equity compensation plans not approved by security holders	—	—	—

Total	4,112,323	$8.58	1,060,274

Change-In-Control Agreements

     Republic has entered into change-in-control agreements with each of Messrs. Cluckey, Menacher and Eckhold (the “Named Officers”). Each agreement provides severance benefits to the Named Officers if there is a change-in-control of Republic and the Named Officer’s employment with Republic is actually or constructively terminated within twenty-four (24) months thereafter. A “change-in-control” is generally defined as to have occurred upon the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, of more than 50% of either the outstanding shares of common stock or the combined voting power of Republic’s then outstanding voting securities, upon a liquidation or dissolution of Republic or upon the sale of all or substantially all of Republic’s assets. If, following a change-in-control, a Named Officer’s employment is terminated within a two-year period, the Named Officer shall be entitled to the benefits provided in the agreement, unless such termination is (A) because of the Named Officer’s death, disability or voluntary retirement, (B) by Republic for Cause, or (C) by the Named Officer other than for Good Reason, as defined in the agreements.

     Each agreement continues until two years after a change-in-control and generally provides severance benefits of a lump-sum payment equal to two years’ salary plus health and dental insurance coverage for a period of one year.

PERSONNEL, COMPENSATION & NOMINATING COMMITTEE REPORT

     The report which follows is provided to stockholders by the members of the Personnel, Compensation & Nominating Committee of your Board of Directors.

     General. The Personnel, Compensation & Nominating Committee has been a standing committee of your Board of Directors since 1985. Only “outside” non-employee directors and the Chairman of the Board serve on this Committee. Among its other duties, this Committee is charged with the responsibilities, subject to the approval of your Board of Directors, of establishing, periodically reevaluating and, as appropriate, adjusting and administering Republic’s policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. This Committee is responsible for annually determining and recommending to your entire Board of Directors the annual base salary for each executive officer and for establishing the criteria under which incentive bonuses may be paid to such executive officers for the year. In addition, this Committee administers Republic’s current Management Incentive Bonus Plan, Republic’s 1997 and 1998 Stock Option Plans, Republic’s Amended and Restated Incentive Stock Plan, and Republic’s Voluntary Management Stock Accumulation Program.

     For a number of years, including fiscal 2002, a basic tenet of Republic’s compensation policy has been to directly link a substantial portion of the annual compensation of executive officers, as well as other key management personnel, to operating performance for the year. This “pay for performance” philosophy has been implemented through Republic’s Management Incentive Bonus Plan since its adoption in 1991.

     Another basic tenet of Republic’s compensation philosophy is to tie compensation for key employees to the long-term performance of the Company’s common stock. This linking of compensation closely aligns the interests of such employees with those of Republic’s stockholders and provides an incentive for increasing stockholder value over the long term. This philosophy has been implemented through the 1997 and 1998 Stock Option Plans, our Incentive Stock Plan and our Voluntary Management Stock Accumulation Program. Additionally, starting in fiscal 2000, 25% of executive officers’ bonuses, including Messrs. Campbell, Cluckey, Eckhold and Menacher and other members of senior management, were paid in restricted common stock.

     Starting in 2000 for executive officers and other members of senior management, the Management Incentive Bonus Plan included an Incentive Bonus Stock Performance Adjustment Factor

ranging from 75% to 125%. The adjustment factor is applied against the bonus incentive awarded based upon the performance of Republic common stock for the fiscal year compared to the Nasdaq Bank Index. During 2002, Republic Bancorp’s stock price decreased 6.5%, while the Nasdaq Bank Index increased 4.5%. Therefore, in 2002, the Incentive Bonus Stock Performance Adjustment Factor was 89% and the bonus awards for Mr. Campbell, Mr. Cluckey, Mr. Eckhold and Mr. Menacher were decreased by 11%.

     Overall, Republic’s compensation policies have been aimed at providing executive officers with compensation opportunities competitive with those provided executives with comparable experience and responsibilities at comparable companies, while at the same time placing a substantial portion of such potential compensation “at risk” until the achievement of performance goals determined by this Committee.

     Base Salaries. Base salaries of Republic’s executive officers are less than executive officers in Republic’s peer group. Republic’s executive officers, however, have an opportunity to earn above peer group compensation through attainment of above peer group financial performance. Base salaries for Republic’s executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to the base salaries of Republic’s executive officers, this Committee focuses primarily on similar “executive marketplace” data, including survey material on salary movement and range improvement for peer executives. It also considers the extent of Republic’s success in meeting return on equity and earnings per share growth goals (“financial goals”) for the most recently completed fiscal year and assesses the performance rendered by Republic’s executive officers during the year.

     Mr. Cluckey’s 2002 base salary as Chief Executive Officer was $330,000. Mr. Cluckey’s base salary for 2003 was set at $342,000. Based on survey data and the Company’s “at risk” compensation objectives, the salary paid in 2002 to Mr. Cluckey equaled approximately 70% of the average salary paid in 2002 to chief executive officers in Republic’s peer group.

     Management Incentive Bonus Plan. Any cash bonuses awarded to executive officers for fiscal 2002 were pursuant to Republic’s Management Incentive Bonus Plan. That Plan enables executive officers to earn an annual cash bonus generally ranging from 100% to 500% of base salary for the fiscal year, but only if Republic’s financial results for the year have met or exceeded targets established at the start of the year. If the financial results are less than the targets but above a certain minimum level, the maximum cash bonus which an executive officer may be awarded for the year is reduced proportionately. Both the target and the minimum financial goals for the year are determined by this Committee at the start of the year based on an analysis of historical data, strategic issues and general business conditions.

     For 2002, the Company minimum financial goals for return on equity and earnings per share growth were 15.0% and 8%, respectively. The Company’s targeted financial goals for 2002 for return on equity and earnings per share growth were 17.55% and 10%, respectively. For 2002 the Company achieved a return on equity of 17.52% and earnings per share growth of 11%.

     After fiscal year-end, the cash bonus to be awarded to an executive officer for that year is determined as described above. For fiscal 2002, Republic exceeded its targeted financial goals established by this Committee for earnings per share growth and met the targeted return on equity goal. As a result, Mr. Cluckey and other executive officers received bonus awards based on achieving their respective financial goals. Such bonus awards were adjusted for the Incentive Bonus Stock Performance Adjustment Factor of 89% (11% decrease of bonus awards), as Republic Bancorp Inc.’s stock performance for fiscal 2002 was less than that of the Nasdaq Bank Index. Additionally, 25% of Mr. Cluckey’s and other executive officers’ bonuses for 2002 were paid in restricted stock. Based on these calculations, Mr. Cluckey received a cash bonus of $835,710 and restricted stock valued at $278,570 for fiscal 2002.

     Incentive Stock Plans and Programs. Republic’s 1997 and 1998 Stock Option Plans, the Incentive Stock Plan and Voluntary Management Stock Accumulation Program provide for the grant of options to purchase common stock and awards of incentive stock, respectively, to executive officers and key employees of Republic who are expected to contribute materially to Republic’s success in the future. The awards of options and restricted stock made to executive officers and key employees during 2002 were determined in light of the above criteria and after consideration of performance factors similar to those applicable under Republic’s Incentive Bonus Plan, including Republic’s financial goals for fiscal 2002. Each executive officer was awarded options during 2002.

     The amount of each grant is shown in the summary compensation table and the option/SAR grants in last fiscal year’s table. See “Executive Officers — Summary Compensation Table” and “Executive Officers — Options/SAR Grants in Last Fiscal Year” on pages 11 and 13 of this Proxy.

     Submitted by the Personnel, Compensation & Nominating Committee:

Jeoffrey K. Stross, Chairperson	Mary P. Cauley
Dennis J. Ibold, Vice Chairperson	Howard J. Hulsman
Jerry D. Campbell

     The Personnel, Compensation & Nominating Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings, under the Securities Act or the Exchange Act, unless we state otherwise.

Compensation Committee Interlocks And Insider Participation

     During the last completed fiscal year, the voting members of the Personnel, Compensation & Nominating Committee were Jeffrey K. Stross, Mary P. Cauley, Howard J. Hulsman, Dennis J. Ibold and Jerry D. Campbell. None of these persons, other than Jerry D. Campbell, was during such fiscal year, an officer or employee of Republic or any of its subsidiaries, or was formerly an officer of Republic or any of its subsidiaries. None of these persons had any relationship requiring disclosure by Republic under any paragraph of Item 404 of Regulation S-K.

     No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a director of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Republic.

AUDIT COMMITTEE REPORT

     Pursuant to the charter of the Audit Committee attached to this proxy statement as Annex B, this Committee monitors your Company’s financial reporting process and internal control system on behalf of your Board of Directors. In addition, this Committee recommends to your Board of Directors the selection of your Company’s independent public accountants. Each member of this Committee is independent as defined in the National Association of Securities Dealers’ listing standards.

     The Audit Committee has reviewed and discussed with your Company’s management the audited financial statements for the year ended December 31, 2002. In addition, this Committee has discussed with the independent public accountants, the matters required to be discussed by SAS 61. This Committee has received from the independent public accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent public accountants their independence.

     The Audit Committee discussed with the Company’s independent public accountants the overall scope and plans for their audit. This Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting.

     Based upon the Audit Committee’s discussions with management and the independent public accountants referred to above and this Committee’s review of the representations of management and the report of the independent public accountants to this Committee, this Committee recommended to your Board of Directors that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

     Mr. Hulsman, Chairman of the Audit Committee, will become an emeriti director effective April 23, 2003.

Submitted by the Audit Committee:

Howard J. Hulsman, Chairperson	Gary Hurand
Stanley A. Jacobson, Vice Chairperson	John J. Lennon
Richard J. Cramer	Sam H. McGoun
George A. Eastman	Steven E. Zack

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young LLP were our independent certified public accountants for fiscal 2002, and they have been reappointed by your Board of Directors for fiscal 2003. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions by stockholders and to make a statement if they so desire.

     Audit Fees. We paid Ernst & Young LLP $276,000 during 2002 for fees and professional services rendered in connection with the audit of our annual financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

     Audit Related Fees. We paid Ernst & Young LLP $11,250 during 2002 for the audit of the employee benefit plan and accounting consultation.

     Financial Information Systems Design and Implementation Fees. Ernst & Young LLP does not perform any financial information systems design or implementation services for us. Therefore, in 2002, we did not pay any fees to Ernst & Young LLP for such services.

     Tax Fees. We paid Ernst & Young LLP $122,150 during 2002 for federal and state tax return preparation and consultations.

     All Other Fees. Ernst & Young LLP did not perform any other services during 2002. We do not use Ernst & Young LLP for internal audit services.

     Your Audit Committee has considered whether the provision of services described under the headings “Financial Information Systems Design and Implementation Fees”, “Tax Fees” and “All Other Fees” is compatible with maintaining Ernst and Young LLP’s independence. In light of the nature of work performed and amount of the fees paid to Ernst & Young LLP for those services, they have concluded that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our subsidiary bank, Republic Bank, has, in the ordinary course of business, made loans to certain our directors and officers and to organizations in which some of those directors and officers have an interest. In the opinion of management, all of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. Our executive officers do not have any loans with Republic Bank.

STOCK PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on Republic common stock for the last five fiscal years with the cumulative total return on:

•	The Nasdaq Stock Market® Index, which is comprised of all United States common shares traded on The Nasdaq Stock Market®; and

•	The Nasdaq Bank Stocks Index, which is comprised of bank and bank holding company common shares traded on The Nasdaq Stock Market® over the same period.

     The following graph assumes the investment of $100 in Republic common stock, The Nasdaq Stock Market® Index and The Nasdaq Bank Stocks Index on December 31, 1997 and the reinvestment of all dividends. The returns shown on the graph are not necessarily indicative of future performance.

STOCK PERFORMANCE GRAPH

     The dollar values for total stockholder return plotted in the graph above are shown in the table below.

		Nasdaq
		Stock Market®	Nasdaq
		Index	Bank Stocks
	RBNC	(U.S. Companies)	Index

December 31, 1997	100.0	100.0	100.0
December 31, 1998	81.3	141.0	99.4
December 31, 1999	81.8	261.5	95.5
December 29, 2000	83.3	157.4	108.9
December 31, 2001	120.3	124.9	118.0
December 31, 2002	115.4	86.8	120.6

STOCK OWNERSHIP

     There are no stockholders known to us to have been the beneficial owner of more than 5% of the outstanding shares of Republic common stock as of December 31, 2002.

     The following table shows the number of shares of common stock beneficially owned (as of December 31, 2002) by:

•	each person who was a director of Republic at December 31, 2002;

•	each nominee for election as a director;

•	each executive officer named in the Summary Compensation Table; and

•	the directors and executive officers as a group.

Name of	Number of	Right	Restricted	Percentage of
Beneficial Owner (1)	Shares Owned (2)	to Acquire (3)	Stock (4)	Outstanding Shares(5)

Jerry D. Campbell	238,982	319,091	7,569		*
Dana M. Cluckey	175,585	448,314	33,884		1.14%
Barry J. Eckhold	175,037	200,236	23,955		*
Thomas F. Menacher	74,278	178,880	27,137		*
George J. Butvilas	312,171	355,825	—		1.16%
Lee E. Benz	92,237	—	—		*
Mary P. Cauley	4,791	21,112	—		*
Richard J. Cramer	92,697	24,789	—		*
George A. Eastman	438,034	24,789	—		*
Howard J. Hulsman (6)	725,961	24,789	—		1.31%
Gary Hurand	138,748	24,789	—		*
Dennis J. Ibold	229,898	21,845	—		*
Stanley A. Jacobson	305,600	43,093	—		*
John J. Lennon	37,557	21,845	—		*
Milton F. Lutz II	60,670	—	—		*
Sam H. McGoun	58,291	10,399	—		*
Kelly E. Miller	217,673	24,789	—		*
Randolph P. Piper	59,997	89,245	—		*
Isaac J. Powell	11,725	10,399	—		*
William C. Rands III	219,899	—	—		*
B. Thomas M. Smith, Jr.	454,301	65,074	—		*
Jeoffrey K. Stross	39,353	24,789	—		*
Steven E. Zack	85,227	43,093	—		*

All Directors and Executive Officers as a group (23 persons)	4,248,712	1,977,185	92,545		10.63%

(1)	The address for each named person is 1070 East Main Street, Owosso, Michigan 48867.

(2)	The number of shares stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in Republic’s 401(k) plan, shares purchased under Republic’s Voluntary Management Stock Accumulation Program, or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director, executive officer or controlling stockholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children.

The number of shares stated for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3)	Number of shares that can be acquired through stock options or warrants exercisable within sixty days of December 31, 2002.

(4)	Number of shares subject to a vesting schedule, forfeiture risk and other restrictions, includes shares issued under Republic’s Incentive Stock Plan.

(5)	* indicates that the named person owns less than one percent of Republic common stock.

(6)	Mr. Hulsman will retire from the Board of Directors effective April 23, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Republic’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Republic common stock and other equity securities of Republic. Officers, directors and greater than 10 percent stockholders are required by the SEC regulation to furnish Republic with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during fiscal 2002, all filing requirements applicable to our directors, executive officers and greater than 10 percent stockholders were complied with except as follows: Mr. Butvilas failed to file a Form 4 covering a transaction by his spouse in May 2002. However, the transaction was reported by Mr. Butvilas in his year-end Form 5 report, which was timely filed. Mr. Zack inadvertently filed a Form 4 late covering transactions by him in February 2002.

SOLICITATION OF PROXIES

     Republic is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail or by telecommunications equipment, to solicit your proxy. None of these employees will receive any extra compensation for doing this. We have also retained Georgeson Shareholder Communication Inc. to assist us in soliciting your proxy for a fee of $6,000 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

STOCKHOLDER PROPOSALS

     Any security holder proposal which a stockholder wishes to submit for possible inclusion in the proxy statement and proxy for Republic’s 2004 annual meeting of stockholders must be received by Republic on or before November 24, 2003. Such proposals must comply with the rules and regulations of the SEC then in effect and should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867.

     Any security holder proposal which a stockholder wishes to present at Republic’s 2004 annual meeting of stockholders but which is not intended to be considered for inclusion in the proxy statement and proxy for that meeting must be received by Republic on or before February 4, 2004. Such proposals should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867. If Republic does not have notice of the proposal by that date, Republic’s form of proxy in connection with that meeting may confer discretionary voting authority to vote on that matter and the persons named in Republic’s form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

OTHER MATTERS

     We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2002 (without exhibits) has been provided with this notice and proxy statement.

     Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are available free of charge through the Investor Relations section of our internet website at www.republicbancorp.com as soon as practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

     No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

ANNEX A

REPUBLIC BANCORP INC.

FIRST AMENDED AND RESTATED DIRECTORS COMPENSATION PLAN

SECTION 1
PURPOSE

     1.1 Purpose of the Plan. The Republic Bancorp Inc. First Amended and Restated Directors Compensation Plan amends and restates the Republic Bancorp Inc. Directors Compensation Plan that was adopted by the Board of Directors (the “Board”) of Republic Bancorp Inc. (the “Company”) on October 15, 1992 and approved by the stockholders of the Company on April 28, 1993 (the “Original Plan”). (As used herein, “Plan” means the Original Plan as amended and restated by this First Amended and Restated Directors Compensation Plan.) The Plan is intended to increase the proprietary interest of non-employee members of the Board of the Company and non-employee members of the Board of Directors and any advisory or community board of each of the Company’s subsidiaries (the “Affiliates”) by providing further opportunity for ownership of the Company’s common stock, $5.00 par value (“Stock”), and to increase their incentive to contribute to the success of the Company’s business.

     1.2 Status of the Plan. The Original Plan was intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time (“Rule 16b-3”) and shall be construed to so comply. In particular, the provisions of Sections 4.1 and 5.1 of the Original Plan were intended to comply with the provisions of Section (c)(2)(ii) of Rule 16b-3, and each such Section shall be construed to so comply. The Plan is intended to comply with Rule 16b-3.

SECTION 2
ADMINISTRATION

     2.1 Administration. The Plan shall be administered by the Corporate Governance and Nominating Committee (the “Committee”) of the Board.

     2.2. Authority of the Committee. The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons.

SECTION 3
SHARES OF STOCK

     3.1 Shares Reserved. Shares of Stock that may be issued under the Plan may either be authorized and unissued shares or issued shares that have been reacquired by the Company, provided that the total number of shares of Stock and Warrants that may be issued under the Plan shall not exceed 600,000 shares.

     3.2 Capital Adjustments. In the event of a change in the number or class of shares of Stock as a result of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the number or class of shares available under the Plan, and the number or class of shares of Stock and Warrants to be delivered hereunder shall be proportionately adjusted to reflect any such change.

SECTION 4
DELIVERY OF SHARES OF STOCK

     4.1 Stock in Lieu of Cash for Meetings Attended. Commencing on November 1, 1992, each non-employee member of the Board (a “Holding Company Director”) and each non-employee member of an Affiliate Board, including any non-employee member of an advisory board or a community board of an Affiliate (“Affiliate Director”) shall receive shares of Stock in lieu of cash for each meeting of the Board or an Affiliate Board or meeting of a committee of the Board or a committee of an Affiliate Board attended. The number of shares of Stock to be delivered depends upon the number of meetings attended and the director meeting fees and compensation determined by the Board from time to time.

     Such shares (the “Meeting Fee Shares”) shall be payable to each Holding Company Director and each Affiliate Director at the meetings of the Board and the Affiliate Board, respectively, held in April and October of each year (the “Meeting Fee Stock Payment Dates”). The shares shall be delivered as soon as practicable following each Meeting Fee Stock Payment Date. The number of Meeting Fee Shares to be delivered in April 1993 shall depend upon the number of meetings attended during the preceding five-month period, and the number of shares delivered thereafter with respect to any Meeting fee Stock Payment Date shall depend on the number of meetings attended during the preceding six-month period.

     The Meeting Fee Shares to be delivered on a Meeting Fee Stock Payment Date shall be valued as of the September 15 or March 15 immediately preceding such Meeting Fee Stock Payment Date. The value of such shares shall be the average closing sale price per share of Stock as reported on the Nasdaq National Market System from September 1 through September 14 and March 1 through March 14, respectively, preceding the applicable Meeting Fee Stock Payment Date. If any of the foregoing days falls on a day that is not a business day, such determination shall be made as of the immediately preceding business day. The value of fractional shares shall be paid to each Holding Company Director and each Affiliate Director in cash.

     4.2 Death. In the event a director should die before the director’s Meeting Fee Shares have been delivered on a Meeting Fee Stock Payment Date, any shares earned by attendance at meetings prior to death shall be delivered to the beneficiary or beneficiaries designated in writing by the director, or if no designation has been made, to the estate of the director, as soon as practicable after the next Meeting Fee Stock Payment Date.

     4.3 Resignation or Removal. In the event a director resigns or is removed before the director’s Meeting Fee Shares have been delivered on a Meeting Fee Stock Payment Date, any shares earned by attendance at meetings prior to the date of resignation or removal shall be delivered to the director as soon as practicable after the next Meeting Fee Stock Payment Date.

     4.4 Stock in Lieu of Cash for Annual Retainer Fee. Commencing with the annual organizational meeting of the Board to be held on April 23, 2003 following the Company’s 2003 annual meeting of stockholders, and at each annual organizational meeting of the Board held thereafter, each Holding Company Director shall be entitled to receive an annual retainer fee of $10,000 (the “Annual Retainer”). The amount of the Annual Retainer shall be subject to adjustment pursuant to the terms hereof (including Section 7.1 hereof), and shall be paid in shares of Stock pursuant to this Plan (the “Annual Retainer Shares”).

     The Annual Retainer Shares shall be payable to each Holding Company Director at the annual organizational meeting of the Board (the “Annual Retainer Stock Payment Date”). The Annual Retainer Shares shall be delivered as soon as practicable following the Annual Retainer Stock Payment Date. The number of Annual Retainer Shares to be delivered on an Annual Retainer Stock Payment Date shall be determined by dividing the amount of the Annual Retainer then in effect by the closing stock price per share of Stock as reported on the Nasdaq National Market System on the Annual Retainer Stock Payment Date. The value of any fractional shares shall be paid to each Holding Company Director in cash.

SECTION 5
DELIVERY OF WARRANTS

     5.1 Annual Retainer Fee Prior to April 23, 2003. Commencing with the annual organizational meeting of the Board held on April 28, 1993, and at each annual organizational meeting thereafter until and including the annual organizational meeting of the Board held on April 24, 2002, each Holding Company Director shall receive a warrant to acquire shares of Stock each year at the annual organizational meeting of the Board (“Warrant”). Such Warrant shall represent the Holding Company Director’s annual retainer fee. Initially, each Warrant entitled the recipient to acquire 1,000 shares of Stock. Since then, the number of Shares that may be acquired pursuant to a Warrant has been adjusted pursuant to the terms hereof (including Section 7.1 hereof).

     5.2 Warrant Terms. Each Warrant granted to a Holding Company Director and the issuance of Stock thereunder shall be subject to the following terms.

a. Warrant Agreement. Each Warrant shall be evidenced by a warrant agreement (the “Agreement”) duly executed on behalf of the Company and by the Holding Company Director to whom such Warrant is granted. Each Agreement shall comply with and shall be subject to the terms and conditions of the Plan and shall be conclusively evidenced by the warrantholder’s signature thereon that it is the intent of the warrantholder to continue to serve as a Holding Company Director of the Company for the remainder of the year in which the Warrant was granted. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. No Warrant shall be granted within the meaning of the Plan and no purported grant of any Warrant shall be effective, until such an Agreement shall have been duly executed on behalf of the Company and the Holding Company Director to whom the Warrant is to be granted.

b. Warrant Exercise Price. The Warrant exercise price for a Warrant granted under the Plan shall not be less than the fair market value of the Stock covered by the Warrant at the time the Warrant is granted. For purposes of this Plan, “fair market value” shall mean the last sale price per share of the Stock on the date of the annual meeting of the Board.

c. Time and Manner of Exercise of Warrant. Warrants may be exercised in full at one time upon grant or in part from time to time thereafter. Any Warrant may be exercised by giving written notice, signed by the person exercising the Warrant, to the Company stating the number of shares of Stock with respect to which the Warrant is being exercised, accompanied by payment in full in cash for such shares.

d. Term of Warrant. Each Warrant shall expire not more than ten (10) years from the date of its grant but shall be subject to earlier termination as follows:

(i) In the event of the death of a warrantholder, any Warrant granted to such warrantholder may be exercised within one (1) year after the date of death of such warrantholder or prior to the date on which the Warrant expires by its terms, whichever is earlier, by the estate of the warrantholder, or by any beneficiary or beneficiaries designated in writing by the warrantholder, or if no such designation has been made, by the person or persons to whom the warrantholder’s rights have passed by will or the laws of descent and distribution.

(ii) In the event that a warrantholder ceases to be a Holding Company Director, any Warrant granted may be exercised by such warrantholder within one (1) year after the date such warrantholder ceases to be a Holding Company Director or prior to the date on which the Warrant expires by its terms, whichever is earlier.

e. Transferability. The right of any warrantholder to exercise a Warrant shall not be assignable or transferable by such warrantholder otherwise than by will or the laws of descent and distribution, and any such Warrant shall be exercisable during the lifetime of such warrantholder only by him or her.

f. Participant’s or Successor’s Rights as Stockholder. Neither the recipient of a Warrant nor a successor(s) in interest shall have any rights as a stockholder of the Company with respect to any shares subject to a Warrant granted to such person until such person becomes a holder of record of such shares.

g. Regulatory Approval and Compliance. The Company shall not be required to issue any certificate or certificates for the Stock issuable upon the exercise of a Warrant or record as a holder of record of such Stock the name of the individual exercising a Warrant, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Committee’s complete satisfaction, with all rules and regulations, under federal, state, or local law deemed applicable by the Committee.

SECTION 6
TERM OF PLAN

     The Original Plan was adopted by the Board on October 15, 1992 and was approved by the stockholders of the Company on April 28, 1993; provided, however, that because the Plan is approved by stockholders, any Stock earned pursuant to Section 4.1 prior to April 28, 1993 shall be deemed to be earned as of the date such meeting was attended.

     This First Amended and Restated Directors Compensation Plan, which was adopted by the Board on February 20, 2003 and was approved, is subject to approval by the stockholders of the Company on April 23, 2003; provided, however, that if the Plan is approved by stockholders, any Stock earned prior to such stockholder approval shall be deemed to be earned as of the date such meeting was attended. In no event shall any delivery of shares of Stock pursuant to Section 4.4 be made to any Holding Company Director or other person under this First Amended and Restated Directors Compensation Plan until such time as stockholder approval of this First Amended and Restated Directors Compensation Plan is obtained. Notwithstanding anything to the contrary express or implied in this First Amended and Restated Directors Compensation Plan, all Meeting Fee Shares and all Warrants previously issued under the Original Plan shall be deemed to have been duly and validly issued pursuant to the Plan.

SECTION 7
AMENDMENT; TERMINATION

     7.1 The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the provisions of Sections 4.1, 4.4 and 5.1 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Further, the number of Shares that may be acquired pursuant to any Warrant, the amount of the Annual Retainer Fee, any meeting fees and any other director compensation, and the value of any Meeting Fee Shares and any Annual Retainer Shares, in each case shall be determined by the Board from time to time; provided, however, that the same shall not be adjusted by the Board more than once every six months.

     7.2 If the Plan is terminated, then (i) Meeting Fee Shares shall be distributed at such time and in such manner as the Committee shall determine, but in no event later than they would have been distributed pursuant to the Meeting Fee Stock Payment Date applicable thereto, and (ii) Annual Retainer Shares shall be distributed at such time and in such manner as the Committee shall determine, but in no event later than they would have been distributed pursuant to the Annual Retainer Stock Payment Date applicable thereto.

SECTION 8
MISCELLANEOUS

     8.1 The right of a director to shares of Stock and/or Warrants under this Plan shall be non-assignable and shall not be subject to any manner to the debts or other obligations of the director or any other person.

     8.2 No provision of this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board or an Affiliate Board.

     8.3 This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Michigan.

     8.4 Any Meeting Fee Shares, any Annual Retainer Shares, and any shares delivered pursuant to the exercise of a Warrant shall be restricted unless and until registered by the Company under the Securities Act of 1933, and shall bear an appropriate legend thereto.

ANNEX B

AUDIT COMMITTEE CHARTER

General:

The audit committee (the “Committee”) of the board of directors (the “Board”) of Republic Bancorp Inc. (the “Company”) shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board annually upon the recommendation of the Company’s Corporate Governance & Nominating Committee and may be removed by the Board in its discretion. All members of the Committee shall be independent directors under the standards of the NASD, Inc., and shall also satisfy the NASD’s independence and financial literacy requirements for members of the audit committee.

Purpose:

The purpose of the Committee shall be to assist the Board in its oversight of:

•	management’s conduct of the Company’s financial reporting process;

•	the integrity of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

•	the Company’s compliance with legal and regulatory requirements;

•	the independence and qualifications of the independent auditor; and

•	the Company’s accounting, internal and external auditing and financial reporting processes.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, shall have full access to all books, records, facilities and personnel of the Company, and shall have the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

Key Responsibilities:

The functions set forth below shall be the common recurring activities of the Committee in carrying out its oversight purpose. (These functions are set forth as a guide with the understanding that the Committee may diverse from this guide as appropriate given the circumstances.) In conducting its activities, the Committee shall have the authority and responsibilities described herein:

1.     To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or NASD requirements.

2. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

B-1

The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor.

3.     To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

4.     To discuss with management, risk management staff and the independent auditors, the quality and adequacy of the Company’s internal controls.

5.     To review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application. To review the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

6.     To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

7.     To prepare and publish an annual committee report in the Company’s proxy statement.

Other Duties:

To the fullest extent permitted under applicable law and the Company’s articles of incorporation and bylaws the Committee shall be delegated the full power and authority of the Board in taking any and all actions related to, concerning or arising out of this charter and the Committee’s authority and responsibilities.

The Committee shall meet separately at least quarterly with management and with the corporate risk management staff and as deemed appropriate with the Company’s independent auditors.

The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

The Committee shall report its recommendations to the Board after each committee meeting. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

B-2

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

REPUBLIC BANCORP INC.

     The Board of Directors recommends that you vote FOR the election of each of the 21 Director nominees, and FOR the ratification and amendment of the Director Compensation Plan.

     Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

CONTROL NUMBER:

1.	The election of 21 directors to the Board of Directors of Republic for terms expiring at the next Annual Meeting of Stockholders, and upon the election and qualification of their successors or upon their earlier resignation or removal.	For All Nominees ☐	Withhold For All ☐	Cumulative Voting ☐

Cumulative votes for one or more nominees as follows:

(01) Jerry D. Campbell
(02) Dana M. Cluckey
(03) George J. Butvilas
(04) Lee E. Benz
(05) Mary P. Cauley
(06) Richard J. Cramer, Sr.
(07) Dr. George A. Eastman
(08) Barry J. Eckhold
(09) Gary Hurand
(10) Dennis J. Ibold
(11) Stanley A. Jacobson	______ ______ ______ ______ ______ ______ ______ ______ ______ ______ ______	(12) John J. Lennon
(13) Milton F. Lutz II
(14) Sam H. McGoun
(15) Kelly E. Miller
(16) Randolph P. Piper
(17) Dr. Isaac J. Powell
(18) William C. Rands III
(19) B. Thomas M. Smith, Jr.
(20) Dr. Jeoffrey K. Stross
(21) Steven E. Zack	______ ______ ______ ______ ______ ______ ______ ______ ______ ______

2.	Ratifying and amending the Directors Compensation Plan	☐For	☐Against	☐Abstain

NOTE: Your votes will be split equally among all nominees unless you mark the “Cumulative Voting” box. In that case, your votes will be split among those nominees for whom a vote is recorded in the space beside the nominee’s name. You can withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee.

Please be sure to sign and date this Proxy	Date

Stockholder sign here	Co-owner sign here

DETACH CARD

Vote by Telephone

It’s fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Annual Report on Form 10-K and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). There is NO CHARGE for this call.

3.	Enter your Control Number located on your Proxy Card.

4.	Follow the recorded instructions.

Your vote is important!

Call 1-877-PRX-VOTE anytime!

DETACH CARD

Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Annual Report on Form 10-K and Proxy Card.

2.	Go to the Website http://www.eproxyvote.com/rbnc

3.	Enter your Control Number located on your Proxy Card.

4.	Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/rbnc anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

REPUBLIC BANCORP INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the 2003 Annual Meeting of Stockholders to be held on Wednesday, April 23, 2003

     The Stockholder executing this Proxy appoints Dana M. Cluckey and Thomas F. Menacher, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Republic Bancorp Inc. (“Republic”) that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Republic referred to above and at any adjournment(s) or postponement(s) of that meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED CUMULATIVELY FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE (WITH THE VOTES SPLIT EQUALLY AMONG THOSE NOMINEES). THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE REPUBLIC’S 2003 ANNUAL MEETING OF STOCKHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

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